EXHIBIT 99.f

SOUTHERN UNION COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated condensed financial statements present the consolidated financial data of Southern Union Company and its subsidiaries, after giving effect to Southern Union's capital contribution to CCE Holdings (its joint venture with GE) and CCE Holdings’ concurrent acquisition of CrossCountry on November 17, 2004. CCE Holdings’ aggregate purchase price for the CrossCountry Acquisition was approximately $2,450 million including assumed debt of approximately $352 million.

At the time of the CrossCountry Acquisition, CCE Holdings owned interests in three North American natural gas pipeline businesses, including TWP, Citrus Corp. and Northern Plains, in which CrossCountry indirectly held 100%, 50% and 100% interests, respectively. CrossCountry also owned a 100% interest in Services, which is the management company that employs certain of the personnel that manage CrossCountry’s pipeline interests. Pursuant to an agreement with ONEOK and concurrent with the CrossCountry Acquisition, CCE Holdings sold its interest in Northern Plains for $175 million. Because Northern Plains is no longer a part of CrossCountry, the historical results of Northern Plains have been excluded from the unaudited pro forma consolidated condensed financial statements as its historical results are not material to an understanding of the future operations of CCE Holdings and Southern Union. The allocation of the purchase price to CrossCountry’s interest in Northern Plains was equivalent to the sales proceeds of $175 million. Accordingly, no gain or loss was recognized on the sale. Additionally, substantially all of the expenses of Services were billed to, and on behalf of, TWP, Citrus Corp. and Northern Plains, and Services had no material revenues other than billings at cost to CrossCountry’s pipeline businesses. Accordingly, the net results of Services are embedded in the stand-alone results of TWP, Citrus Corp. and Northern Plains and are not presented separately. Furthermore, because certain CrossCountry employees have been terminated in connection with the sale of Northern Plains, the costs incurred by Services attributable to Northern Plains are not expected to be incurred by CCE Holdings in the future. Based on the foregoing, the unaudited pro forma consolidated condensed financial statements include only the historical results of TWP and CrossCountry’s interest in Citrus Corp.

Southern Union funded its $590.5 million equity investment in CCE Holdings in November 2004 through borrowings of $407 million under a bridge loan facility, net proceeds of $142 million from the settlement on November 16, 2004 of its July 2004 forward sale of 8,242,500 shares of its common stock and additional borrowings of approximately $42 million under Southern Union’s existing revolving credit facility. CCE Holdings funded the $2,450 million CrossCountry Acquisition through (i) proceeds of $590.5 million from the equity contributions of each of Southern Union and GE, (ii) proceeds from the issuances of indebtedness of $1,055 million at subsidiaries of CrossCountry, (iii) proceeds of $175 million from the sale of Northern Plains and (iv) approximately $39 million from cash acquired. CCE Holdings’ issuances of indebtedness were made through four different debt facilities at TW Holdings and TWP, subsidiaries of CCE Holdings. The primary source of the cash acquired which was used to partially fund the acquisition was a $70 million dividend paid by Citrus Corp. to CCE Holdings on the acquisition date, less certain costs, including $24 million related to the acquisition debt incurred by TW Holdings and TWP. The unaudited pro forma consolidated condensed financial statements give effect to each of the aforementioned financing transactions. The balance of the bridge loan will likely be repaid from a future capital market transaction. No such future capital market transaction has been reflected in the accompanying unaudited pro forma consolidated condensed financial statements.

The unaudited pro forma consolidated condensed balance sheet as of September 30, 2004 gives effect to the CCE Acquisition as if it occurred on that date. The unaudited pro forma consolidated condensed statements of operations for the year ended June 30, 2004, and the three months ended September 30, 2004, give effect to the CCE Acquisition as if it had occurred on July 1, 2003.

Although Southern Union has recently announced its decision to change its fiscal year to December 31, the historical fiscal year end of Southern Union has been June 30. TWP and Citrus Corp. have a fiscal year end of December 31. The unaudited pro forma consolidated condensed statements of operations for the year ended June 30, 2004, and the three months ended September 30, 2004, have been prepared using comparable financial statement periods of Southern Union, TWP and Citrus Corp. Southern Union's historical statement of operations for the year ended June 30, 2004 is derived from its audited consolidated financial statements. Southern Union’s historical statement of operations for the three months ended September 30, 2004 is derived from its unaudited consolidated financial statements. The compiled financial results of TWP and Citrus Corp. for the twelve months ended June 30, 2004 were calculated by subtracting the six-month period ended June 30, 2003 from the year ended December 31, 2003 and adding the result to the six-month period ended June 30, 2004, and are unaudited. The historical financial results of TWP and Citrus Corp. for the three months ended September 30, 2004 are derived from their unaudited financial statements. The following unaudited pro forma consolidated condensed financial statements have been prepared from, and should be read in conjunction with, these historical financial statements and related notes thereto.

The excess of the purchase price over the estimated fair value of the assets acquired and liabilities assumed of CrossCountry is reflected in the pro forma adjustments as unamortizable goodwill. Management's preliminary purchase price allocation assumes that the book value of its property, plant and equipment is equal to its fair value for both TWP and Citrus Corp. Management’s preliminary purchase price allocation also assumes that the value attributed to identifiable intangible assets, including capitalized software and customer contracts, is approximately $20 million for TWP and $40 million for Citrus Corp. ($20 million attributable to CCE Holdings' interest). Therefore, the unaudited pro forma consolidated condensed financial statements assume that the entire difference between the purchase price and the book value of the net assets of TWP and CCE Holdings' investment in Citrus Corp. is attributable to intangible assets. The estimate of the fair value of the assets and liabilities is preliminary and will be revised to reflect the results of independent appraisals, which have not been completed.

The following unaudited pro forma consolidated condensed financial statements are presented in accordance with the assumptions set forth below for purposes of illustration only and are not necessarily indicative of the financial position or operating results that would have occurred if the CrossCountry Acquisition and related financing transactions had been consummated on the date as of which, or at the beginning of the period for which, they are being given effect, nor are they necessarily indicative of the future operating results or financial position of the consolidated enterprise. The unaudited pro forma consolidated condensed financial statements do not contain any adjustments to reflect cost savings or other synergies anticipated as a result of the acquisition. Operating results for the three months ended September 30, 2004 are not indicative of the results that may be expected for the six-month period ending December 31, 2004. All dollar amounts included in the notes to the unaudited consolidated condensed financial statements, and the tables therein, are in thousands, unless otherwise indicated.

The accompanying notes are an integral part of these unaudited pro forma consolidated condensed financial statements.

The accompanying notes are an integral part of these unaudited pro forma consolidated condensed financial statements.

The accompanying notes are an integral part of these unaudited pro forma consolidated condensed financial statements.

SOUTHERN UNION COMPANY AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

Adjustments to the Unaudited Pro Forma Consolidated Condensed Balance Sheet

(A)   Reflects the proceeds from borrowings and the settlement of the forward sale of common shares, the purpose of which was to fund Southern Union's capital contribution to CCE Holdings, as follows:

The bridge loan facility has a six-month term and bears an interest rate of LIBOR + 1.25%. The settlement of the forward equity sale of common shares occurred on November 16, 2004 and resulted in the issuance of 8,242,500 common shares.

(B)   Reflects Southern Union's initial capital contribution to CCE Holdings in exchange for its 50% interest. Southern Union accounts for its investment in CCE Holdings under the equity method.

(C)   Reflects acquisition costs incurred by Southern Union. These costs include investment banking, legal, accounting and consulting costs that were directly attributable to Southern Union's investment in CCE Holdings. Approximately $5.9 million of these costs were incurred prior to September 30, 2004, and were reflected in other assets in the balance sheet as of September 30, 2004. Upon consummation of the acquisition on November 17, 2004, all direct acquisition costs (totaling $15 million) were reclassified to investments in affiliates.

Adjustments to the Unaudited Pro Forma Consolidated Condensed Statements of Operations

(D)   Reflects Southern Union's equity in the earnings of CCE Holdings before consideration of adjustments to reflect the impact of preliminary purchase price allocations and the impact of additional debt at CCE Holdings. As discussed in the introduction to these unaudited pro forma consolidated condensed financial statements, this adjustment only reflects the stand-alone operations of TWP and Citrus Corp., rather than the combined operations of CrossCountry. The basis for this presentation is supported by: (i) CrossCountry's interest in Northern Plains was sold for $175 million to ONEOK, Inc. concurrent with CCE Holdings' acquisition of CrossCountry, and therefore, is not relevant to the continuing impact of CCE Holdings on Southern Union, (ii) Services' ongoing operations are primarily for the benefit of TWP and Citrus Corp., and therefore, its expenses are embedded in the stand-alone financial statements of TWP and Citrus Corp., (iii) there were no intercompany transactions between TWP and Citrus Corp. for the periods presented and (iv) there were no operations at any of the intermediate holding companies (i.e., TW Holdings and CrossCountry Citrus). The calculation of the adjustment to equity in earnings is as follows:

In connection with CCE Holdings' acquisition of CrossCountry, TWP and its parent, TW Holdings, were converted on or about November 17, 2004, from C corporations to limited liability companies (LLCs). Because CCE Holdings, TW Holdings and TWP are LLCs, their earnings are taxed only at their owners. Accordingly, Southern Union's equity in the earnings of TWP is presented based on income before income taxes rather than net income (i.e., income taxes of $25,292 reported in TWP's statement of operations for the year ended December 31, 2003 have been excluded from the earnings above). Conversely, because Citrus is a C corporation, Southern Union's equity in the earnings of Citrus is recorded based on net income. Included in net income for the twelve months ended June 30, 2004, was net income related to Citrus Corp.'s natural gas trading operation of approximately $12.1 million. Citrus Corp. began exiting the natural gas trading business in 1997 and completed the sale of its last remaining gas trading contract in the fourth calendar quarter of 2004.

(E)   Reflects the impact on Southern Union's equity in earnings from CCE Holdings resulting from the increase in amortization expense attributable to the allocation of the estimated excess of the purchase price over the book value of certain identifiable intangible assets. Management's preliminary purchase price allocation assumes that the book value of its property, plant and equipment is equal to its fair value for both TWP and Citrus Corp. Management's preliminary purchase price allocation assumes that the value attributed to identifiable intangible assets, including capitalized software and customer contracts, is approximately $20 million for TWP and $40 million for Citrus Corp. ($20 million attributable to CCE Holdings' interest). Therefore, the unaudited pro forma consolidated condensed financial statements assume that the entire difference between the purchase price and the book value of the net assets of TWP and CCE Holdings' investment in Citrus Corp. is expected to be attributable to intangible assets, including goodwill. These assets, except for goodwill, are assumed to have useful lives and amortization periods of five years. Accordingly, the estimated impact on Southern Union's financial statements attributable to this additional amortization is $4 million per year. For every change of $10 million in value attributed to identifiable intangible assets with amortization periods of five years, amortization expense would change by $2 million per year, $1 million of which will be attributable to Southern Union's interest. The remainder of the excess purchase price is expected to be attributable to unamortizable goodwill. The portion of that goodwill attributable to TWP is recorded on CCE Holdings' consolidated balance sheet and the remainder is recorded within CCE Holdings' investment in Citrus Corp. The estimate of the fair value of the net assets is preliminary and will be revised to reflect the results of independent appraisals, which have not been completed.

The total amount of the preliminary purchase price attributed to goodwill is approximately $469 million, $173 million of which is attributable to TWP and $296 million of which is attributable to Citrus Corp. (and is recorded in CCE Holdings' investment in affiliates account). The table below illustrates the decrease in annual earnings before taxes and basic earnings per share that would occur if a portion of the amount attributed to goodwill in the preliminary purchase price allocation were subsequently deemed to be attributable to depreciable property, plant and equipment in connection with the finalization of independent appraisals. The calculations below assume a composite depreciation rate of 2.50 percent per year (40 year assumed average remaining life) for both TWP and Citrus Corp. (per share amounts not in thousands of dollars).

(F)   Reflects the impact on Southern Union's equity in earnings resulting from additional interest expense on acquisition debt incurred at TW Holdings and TWP. There are five different debt instruments: a $130 million revolver at TWP ($0 drawn), a $100 million term loan at TWP, a $230 million term loan at TW Holdings, $520 million of private notes ($500 million issued) at TWP and $225 million of private notes ($225 million issued) at TW Holdings. TWP and TW Holdings also incurred approximately $24 million in costs associated with these debt instruments. Those costs have been capitalized and will be amortized as an adjustment to interest expense over the term of the related instruments. The following calculations use spreads outlined in the various facility agreements over the one-month USD LIBOR quote as of January 26, 2005. The acquisition debt was used in part to repay existing debt at TWP. Therefore, the net adjustment reflects a reduction for the historical interest on that debt. For every 1/8 percentage change in the interest rate assumed for the floating rate debt (term loans only), interest expense for the year ended June 30, 2004 would change by approximately $413,000.

In connection with these borrowings, TWP incurred approximately $11 million and TW Holdings incurred approximately $13 million of direct costs. Those costs were capitalized and will be amortized as an adjustment to interest expense over the term of the various debt instruments. The following calculations assume these costs are allocated on a pro rata basis between the term loans and revolver (five-year term) and the notes (ten-year and twelve-year terms) as follows:

(G)   Reflects interest expense related to Southern Union's bridge loan facility of $590.5 million ($407 million drawn) and $41.5 million of additional borrowings under Southern Union's revolving credit facility. The interest rates used in the following calculation are based on spreads outlined in the relevant debt agreements over the one-month USD LIBOR quote as of January 26, 2005. For every 1/8 percent change in the interest rate assumed for these borrowings, interest expense for the year ended June 30, 2004 would change by approximately $561,000.

(H)   Reflects the income tax consequences of the pro forma adjustments at Southern Union's statutory federal tax rate of 35%. Because generally accepted accounting principles require that equity in earnings of unconsolidated investees be taxed at the investor's effective tax rate, the equity in earnings from Citrus Corp. is also taxed at the Southern Union effective rate. However, Southern Union may qualify for a dividends received deduction when Citrus Corp. actually pays a dividend. Such a dividends received deduction would lower the actual cash tax burden attributable to the Citrus Corp. earnings.

(I)   Reflects Southern Union's equity in the earnings of CCE Holdings before consideration of adjustments to reflect the impact of preliminary purchase price allocations and the impact of additional debt at CCE Holdings.

(J)   Reflects the impact on Southern Union's equity in earnings resulting from additional interest expense on acquisition debt incurred at TW Holdings and TWP. The following calculations use spreads outlined in the various facility agreements over the one-month USD LIBOR quote as of January 26, 2005. For every 1/8 percentage change in the interest rate assumed for the floating rate debt (term loans only), interest expense for the three months ended September 30, 2004 would change by approximately $104,000.

In connection with these borrowings, TWP and TW Holdings incurred certain direct costs, as described in Note (F) above.
The impact of the amortization of these debt issue costs on interest expense is as follows:

(K)   Reflects interest expense related to Southern Union's bridge loan facility of $590.5 million ($407 million drawn) and $41.5 million of additional borrowings under Southern Union's revolving credit facility. The interest rates used in the following calculation are based on spreads outlined in the relevant debt agreements over the one-month USD LIBOR quote as of January 26, 2005. For every 1/8 percent change in the interest rate assumed for these borrowings, interest expense for the three months ended September 30, 2004 would change by approximately $141,000.